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                              ARTICLES OF AMENDMENT

                                       OF

          COHEN & STEERS REIT AND PREFERRED BALANCED INCOME FUND, INC.


                  Cohen & Steers REIT and Preferred Balanced Income Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies that:
                  FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

                           "SECOND: The name of the corporation (hereinafter
                  called the "Corporation") is Cohen & Steers REIT and Preferred Income Fund, Inc."

                  SECOND: The charter of the Corporation is hereby amended by striking out Article EIGHTH of the Articles of Incorporation and inserting in lieu thereof the following:

                           "EIGHTH: (1) Notwithstanding any other provision of
                  these Articles of Incorporation, the affirmative vote of the holders of (a) eighty percent (80%) of the votes entitled to be cast thereon by stockholders of the Corporation and (b) in the case of a Business Combination (as defined below), 66 2/3% of the votes entitled to be cast thereon by stockholders of the Corporation other than votes entitled to be cast thereon by an Interested Party (as defined below) who is (or whose Affiliate or Associate (each as defined below) is) a party to a Business Combination (as defined below) or by an Affiliate or Associate of the Interested Party, in addition to the affirmative vote of seventy-five percent (75%) of the entire Board of Directors, shall be required to advise, approve, adopt or authorize any of the following:




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                           (i) a merger, consolidation or statutory share
         exchange of the Corporation with or into another person;

                           (ii) issuance or transfer by the Corporation (in one or a series of transactions in any 12 month period) of any securities of the Corporation to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (a) issuances or transfers of debt securities of the Corporation, (b) sales of securities of the Corporation in connection with a public offering, (c) issuances of securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation, (d) issuances of securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation and (e) portfolio transactions effected by the Corporation in the ordinary course of business;

                           (iii) sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Corporation having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Corporation in the ordinary course of its business (transactions within clauses (i), (ii) and (iii) above being known individually as a "Business Combination");

                           (iv) the voluntary liquidation or dissolution of the Corporation, or an amendment to these Articles of Incorporation to terminate the Corporation's existence; or

                           (v) any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets.

                           However, the stockholder vote described in Paragraph
         (1) of this Article EIGHTH will not be required with respect to the foregoing transactions (other than those set forth in (v) above) if they are approved by a vote of seventy-five percent (75%) of the Continuing Directors (as defined below). In that case, if Maryland law requires stockholder approval, the affirmative vote of a majority of the votes entitled to be cast shall be required, and if Maryland law does not require stockholder approval, no stockholder approval will be required.

                           (i) "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or has been a member of the Board of Directors since the Corporation's initial public offering of its Common Stock, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.


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                           (ii) "Interested Party" shall mean any person, other
         than an investment company advised by the Corporation's initial investment manager, or any of its Affiliates, that enters, or proposes to enter, into a Business Combination with the Corporation.

                           (iii) "Affiliate" and "Associate" shall have the meaning ascribed to each such respective term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                           (2) Continuing Directors of the Corporation acting by vote of at least 75% shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) whether a person is an Affiliate or Associate of another, and (b) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

                           (3) Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of seventy-five percent (75%) of the entire Board of Directors shall be required to advise, approve, adopt or authorize the conversion of the Corporation from a "closed-end company" to an "open-end company" (as those terms are defined in the Investment Company Act of 1940, as amended), and any amendments to Article THIRD and otherwise to these Articles of Incorporation necessary to effect the conversion. Such conversion or any such amendment shall also require the approval of the holders of seventy-five percent (75%) of the votes entitled to be cast thereon by stockholders of the Corporation unless approved by a vote of seventy-five percent (75%) of the Continuing Directors (as defined above), in which event such conversion and amendment shall require the approval of the holders of a majority of the votes entitled to be cast thereon by stockholders of the Corporation."

                  THIRD: The foregoing charter amendment was duly approved unanimously by the Board of Directors of the Corporation. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.



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                  IN WITNESS WHEREOF, Cohen & Steers REIT and Preferred Balanced
Income Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on April __, 2003.

                           COHEN & STEERS REIT AND PREFERRED BALANCED
                           INCOME FUND, INC.


                           By: /s/ Martin Cohen
                               ------------------------------
                               Martin Cohen
                               President


Attest:

/s/ Robert H. Steers
---------------------------
Robert H. Steers
Secretary


                  The UNDERSIGNED President of Cohen & Steers REIT and Preferred Balanced Income Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges same in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge, information and belief all matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                     /s/ Martin Cohen
                                                     ------------------------
                                                     Martin Cohen
                                                     President


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